Exhibit 10.1

BUSINESS LOAN AGREEMENT (ASSET BASED)

Principal	Loan Date	Maturity	Bank/App	Loan No	Account	Officer
$6,000,000.00	08-31-2017	08-31-2018	01	00230296030000000999	0023029603	K9GP4

References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item about containing “***” has been omitted due to text length limitations.

Borrower:	OCEAN BIO-CHEM, INC. 4041 SW 47 Ave. Ft. Lauderdale, FL 33314	Lender:	REGIONS BANK MONTGOMERY: MIDDLEMARKET BANKING 201 MONROE STREET ALMG60077B MONTGOMERY, AL 36104

THIS BUSINESS LOAN AGREEMENT (ASSET BASED) dated August 31, 2017, is made and executed between OCEAN BIO-CHEM, INC. (“Borrower”) and REGIONS BANK (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands and agrees that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of August 31, 2017, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interest, costs, expenses, attorneys’ fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

LINE OF CREDIT. Lender agrees to make Advances to Borrower from time to time from the date of this Agreement to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed the Borrowing Base. Within the foregoing limits, Borrower may borrow, partially or wholly prepay, and reborrow under this Agreement as follows:

Conditions Precedent to Each Advance. Lender’s obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

(1) Lender shall have received evidence that this Agreement and all Related Documents have been duly authorized, executed, and delivered by Borrower to Lender.

(2) Lender shall have received such opinions of counsel, supplemental opinions, and documents as Lender may request.

(3) The security interests in the Collateral shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

(4) All guaranties required by Lender for the credit facility(ies) shall have been executed by each Guarantor, delivered to Lender, and be in full force and effect.

(5) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower’s Accounts, Inventory, books, records, and operations, and Lender shall be satisfied as to their condition.

(6) Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

(7) There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement, and Borrower shall have delivered to Lender the compliance certificate called for in the paragraph below titled “Compliance Certificate.”

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Making Loan Advances. Advances under this credit facility, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by authorized persons. Lender may, but need not, require that all oral requests be confirmed in writing. Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (1) when credited to any deposit account of Borrower maintained with Lender or (2) when advanced in accordance with the instructions of an authorized person. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day.

Mandatory Loan Repayments. If at any time the aggregate principal amount of the outstanding Advances shall exceed the applicable Borrowing Base, Borrower, immediately upon written or oral notice from Lender, shall pay to Lender an amount equal to the difference between the outstanding principal balance of the Advances and the Borrowing Base. On the Expiration Date, Borrower shall pay to Lender in full the aggregate unpaid principal amount of all Advances then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

Loan Account. Lender shall maintain on its books a record of account in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility. Lender shall provide Borrower with periodic statements of Borrower’s account, which statements shall be considered to be correct and conclusively binding on Borrower unless Borrower notifies Lender to the contrary within thirty (30) days after Borrower’s receipt of any such statement which Borrower deems to be incorrect.

COLLATERAL. To secure payment of the Primary Credit Facility and performance of all other Loans, obligations and duties owed by Borrower to Lender, Borrower (and others, if required) shall grant to Lender Security Interests in such property and assets as Lender may require. Lender’s Security Interests in the Collateral shall be continuing liens and shall include the proceeds and products of the Collateral, including without limitation the proceeds of any insurance. With respect to the Collateral, Borrower agrees and represents and warrants to Lender:

Perfection of Security Interests. Borrower agrees to execute all documents perfecting Lender’s Security Interest and to take whatever actions are requested by Lender to perfect and continue Lender’s Security Interests in the Collateral. Upon request of Lender, Borrower will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Borrower will note Lender’s interest upon any and all chattel paper and instruments if not delivered to Lender for possession by Lender. Contemporaneous with the execution of this Agreement, Borrower will execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Lender will file such financing statements and all such similar statements in the appropriate location or locations. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any Security Interest. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender’s security interest in the Collateral. Borrower promptly will notify Lender before any change in Borrower’s name including any change to the assumed business names of Borrower. Borrower also promptly will notify Lender before any change in Borrower’s Social Security Number or Employer Identification Number. Borrower further agrees to notify Lender in writing prior to any change in address or location of Borrower’s principal governance office or should Borrower merge or consolidate with any other entity.

Collateral Records. Borrower does now, and at all times hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Lender or Lender’s representative upon demand for inspection and copying at any reasonable time. With respect to the Accounts, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Accounts and Account balances and agings. Records related to Accounts (Receivables) are or will be located at 4041 SW 47 Ave., Ft Lauderdale, FL 33314 and located at 2780 Gunter Park Dr. E, Montgomery, AL 36109. With respect to the Inventory, Borrower agrees to keep and maintain such records as Lender may require, including without limitation information concerning Eligible Inventory and records itemizing and describing the kind, type, quality, and quantity of Inventory, Borrower’s Inventory costs and selling prices, and the daily withdrawals and additions to Inventory. Records related to Inventory are or will be located at 4041 SW 47 Ave., Ft. Lauderdale, FL 33314 and located at 2780 Gunter Park Dr. E, Montgomery, AL 36109.

The above is an accurate and complete list of all locations at which Borrower keeps or maintains business records concerning Borrower’s collateral.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Collateral Schedules. Concurrently with the execution and delivery of this Agreement. Borrower shall execute and deliver to Lender schedules of Accounts and Inventory and schedules of Eligible Accounts and Eligible Inventory in form and substance satisfactory to the Lender. Thereafter supplemental schedules shall be delivered according to the following schedule: With respect to Eligible Inventory, schedules shall be delivered Accounts Receivable — Monthly and Inventory - Monthly.

Representations and Warranties Concerning Accounts. With respect to the Accounts. Borrower represents and warrants to Lender: (1) Each Account represented by Borrower to be an Eligible Account for purposes of this Agreement conforms to the requirements of the definition of an Eligible Account; (2) All Account information listed on schedules delivered to Lender will be true and correct, subject to immaterial variance: and (3) Lender, its assigns, or agents shall have the right at any time and at Borrower’s expense to inspect, examine, and audit Borrower’s records and to confirm with Account Debtors the accuracy of such Accounts.

Representations and Warranties Concerning Inventory. With respect to the Inventory, Borrower represents and warrants to Lender: (1) All Inventory represented by Borrower to be Eligible Inventory for purposes of this Agreement conforms to the requirements of the definition of Eligible Inventory; (2) All Inventory values listed on schedules delivered to Lender will be true and correct, subject to immaterial variance; (3) The value of the Inventory will be determined on a consistent accounting basis; (4) Except as agreed to the contrary by Lender in writing, all Eligible Inventory is now and at all times hereafter will be in Borrower’s physical possession and shall not be held by others on consignment, sale on approval, or sale or return; (5) Except as reflected in the Inventory schedules delivered to Lender, all Eligible Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (6) Eligible Inventory is not now and will not at any time hereafter be stored with a bailee, warehouseman, or similar party without Lender’s prior written consent, and, in such event, Borrower will concurrently at the time of bailment cause any such bailee, warehouseman, or similar party to issue and deliver to Lender, in form acceptable to Lender, warehouse receipts in Lender name evidencing the storage of Inventory; and (7) Lender, its assigns, or agents shall have the right at any time and at Borrower’s expense to inspect and examine the Inventory and to check and test the same as to quality, quantity, value, and condition.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note; (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing statements and all other documents perfecting Lender’s Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form and substance satisfactory to Lender and Lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Fees and Expenses Under This Agreement. Borrower shall have paid to Lender all fees, costs, and expenses specified in this Agreement and the Related Documents as are then due and payable.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Florida. Borrower is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains its principal office at 4041 SW 47 Ave., Ft. Lauderdale, FL 33314. Unless Borrower has designated otherwise in writing, this is the principal office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

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Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon Borrower or (2) any law, govemmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower owns and has good title to all of Borrower’s properties free and clear of all Security Interests, and has not executed any security documents or financing statements relating to such properties. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrower’s expense and for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substances. Borrower hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Taxes. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon as available, but in no event later than one-hundred-twenty (120) days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Interim Statements. As soon as available, but in no event later than sixty (60) days after the end of each fiscal quarter, Borrower’s balance sheet and profit and loss statement for the period ended, prepared by Borrower.

Additional Requirements.

Borrowing Base. Monthly Borrowing Base Certificates will be required within 30 days of each month-end.

Accounts Receivable Aging and Inventory Report. Monthly Accounts Receivable Aging and Inventory Report to support borrowing base certificate required within 30 days of month-end.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Additional Requirements.

Fixed Charge Coverage Ratio (Minimum). EBITDA of the Borrower minus distributions of the Borrower to its shareholders minus cash taxes paid minus unfunded capital expenditures to the sum of Current Maturities of the Borrower plus interest expense. EBITDA is defined as Net Income before taxes and depreciation plus amortization plus interest expense plus non-recurring and/or non-cash losses and expenses minus non-recurring and/or non-cash gains and income. Unfunded Capital Expenditures is defined as capital expenditures made from Borrower’s funds other than funds borrowed from term debt to finance such capital expenses. Minimum Fixed Charge Ratio of 1.20x to be tested quarterly.

Debt to Cap (Maximum). Not to permit its ratio of funded debt divided by the sum of Net Worth and funded debt to be greater than 0.75 times to be tested quarterly.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s business operations, unless specifically consented to the contrary by Lender in writing.

Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower’s properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s. interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

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Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrower’s chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note, or the maximum rate permitted by law, whichever is less, from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Agreement, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of the Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition, in the financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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DEFAULT. Each of the following shall constitute an Event of Default under this Agreement: Payment Default. Borrower fails to make any payment when due under the Loan.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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ADDITIONAL DEFINITIONS. Certain Defined Terms. For purposes of the foregoing financial covenants, the following terms are defined as follows:

Capital Expenditures means any expenditure for fixed assets or that is properly chargeable to capital account in accordance with GAAP.

Current Assets means assets that, in accordance with GAAP. are current assets; provided, however, that (a) inventories shall be taken into account on the basis of cost or current market value, whichever is lower, or, to the extent that such inventories are required for delivery under then-existing contracts, the applicable contract price, (b) current assets shall not include any intangible assets or any securities that are not readily marketable, (c) securities included as current assets shall be taken into account at the current market price thereof, and (d) current assets shall not include any amounts due from or owed by [any shareholder/partner/member] or Affiliate of the Borrower or any of its Subsidiaries.

Current Liabilities means, as of the date of determination, all Debt maturing on demand or within one year from, and that is not renewable at the option of the obligor to a date later than one year after, the date as of which such determination is made and all other items (including taxes accrued as estimated) that, in accordance with GAAP, would be included as current liabilities.

Debt means (a) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (b) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (c) all capitalized lease obligations, (d) all indebtedness secured by any Lien on any property of such person, whether or not indebtedness secured thereby has been assumed, (e) all obligations with respect to any conditional sale contract or title retention agreement, (f) all indebtedness and obligations arising under acceptance facilities or in connection with surety or similar bonds, and the outstanding amount of all letters of credit issued for the account of such person, and (g) all obligations with respect to interest rate swap agreements.

Guaranteed Obligations means all guaranties, endorsements, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, any indebtedness, obligation or liability of another person.

Interest Expense means interest payable on Debt during the period in question.

Lien means any mortgage, pledge, assignment, charge, encumbrance, lien, security title, security interest or other preferential arrangement.

Net Cash Flow for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that, have been deducted for (a) depreciation and (b) amortization in determining net income for such period.

Net Income means, for any period and with respect to any person or entity, the net earnings (after income taxes) of such period, determined on a FIFO basis and in accordance with GAAP, but excluding (a) any gain or loss arising from the sale of capital assets, (b) any gain arising from any write-up of assets, (c) earnings from any person or entity, substantially all of the assets of which have been acquired in any manner by the person or entity whose net income is measured, to the extent that such earnings were realized by such other person or entity prior to the date of such acquisition, (d) net earnings of any other person or entity in which the person or entity whose net income is measured has an ownership interest, unless such earnings have actually been received in the form of cash distributions, (e) the earnings of any other person or entity to which assets of the person or entity whose net income is measured shall have been sold, transferred to, disposed of, or into which the person or entity whose net income is measured shall have merged, to the extent that such earnings arise prior to the date of such transaction, (f) any gain arising from the acquisition of any securities of the person or entity whose net income is measured, and (g) any other extraordinary or nonrecurring gains.

Net Income Available for Interest Payments for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period plus amounts that have been deducted for (a) Interest Expense, (b) income and profit taxes, and (c) amortization of debt discount in determining net income for such period.

Permitted Contest means any appropriate proceeding conducted in good faith by the Borrower to contest any tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such tax, assessment, charge, Lien or claim is stayed; provided that the Borrower has set aside on its books or, if required by the Lender, deposited as cash collateral with the Lender, adequate cash reserves to assure the payment of any such tax, assessment, charge, Lien or claim.

Current Ratio defined as current assets/current liabilities (as defined by GAAP).

EBIDAR for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (a) Interest Expense, (b) depreciation, (c) amortization and (d) Rent and Lease Expense for such period.

Short-Term Debt means all Debt which by its terms matures within one year from, and which is not renewable at the option of the obligor to a date later than one year after, the date such Debt was incurred. Any Debt that is extended or renewed (other than pursuant to the option of the obligor) shall be deemed to have been incurred at the date of such extension or renewal.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Solvent means, as to any person or entity, such person or entity (i) owns property whose fair salable value is greater than the amount required to pay all of such person’s or entity’s debts (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) owns property whose present fair salable value is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such person or entity, (iii) is able to pay all of its debts as such debts mature, (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (v) is not “insolvent” within the meaning of Section 101 (32) of the United States Bankruptcy Code, and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such person or entity or any of its Subsidiaries. As used herein, the term “fair salable value” of a person’s or entity’s assets means the amount that may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount that could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

Subsidiary or Subsidiaries means, with respect to any person or entity, (a) any corporation more than fifty percent (50%) of whose outstanding stock having ordinary voting power {and/or instruments convertible into such stock) is at the time directly or indirectly owned by such person or entity {irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency); or (b) a partnership or other entity more than fifty percent (50%) of the ownership interest (and/or instruments convertible into such interest) of which is owned directly or indirectly by such person or entity.

Tangible Net Worth means the sum of the amounts set forth on the balance sheet as [shareholders’ equity][members’ capital accounts][partners’ capital accounts] (including the par or stated value of all outstanding [capital stock][membership interests][partnership interests), retained earnings, additional paid-in capital, capital surplus and earned surplus), less the sum of (a) any amount of any write-up of assets, (b) goodwill, (c) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including unamortized debt, discount and expense, organization expenses, experimental and developmental expenses, but excluding prepaid expenses), (d) any amounts at which shares of [capital stock][membership interests][partnership interests] of such person appear on the asset side of the balance sheet and (e) any amounts due from or owed by any [shareholder][member][partner] or Affiliate.

Total Liabilities means all Debt and all other items {including taxes accrued as estimated) that, in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

Quick Ratio means the ratio of Current Assets, excluding inventory, to Current Liabilities.

EBIT for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (a) Interest Expense, and (b) taxes (including, but not limited to, Income Tax Expense) for such period.

EBITDA for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (a) Interest Expense, (b) taxes (including, but not limited to, Income Tax Expense), (c) depreciation, and (d) amortization for such period.

Fixed Charges for any period means Interest Expense plus prior period Current Maturities of Long Term Debt plus Income Tax Expense plus Rent and Lease Expense plus Maintenance Capital Expenditures plus Non Discretionary Dividends.

Maintenance Capital Expenditures means the minimum amount of capital expenditures, not financed with Debt, needed to keep the company operating at its current level. The amount of Maintenance Capital Expenditures will be provided by the Borrower to the Lender in an acceptable form. If such information is not supplied or is not acceptable, Maintenance Capital Expenditures will be deemed to be 50% of depreciation expense.

Capital Leases means all leases that would be characterized as a financed sale or purchase under GAAP or statutory accounting principles, as applicable.

Current Maturities of Long-Term Debt or CMLTD means the principal portion of Long-Term Debt maturing by its terms within one year.

Global Liabilities means the sum of all debts of the Borrower and Guarantor.

Global Tangible Net Worth means the sum of the tangible net worth of the Borrower and Guarantor. The Guarantor’s tangible net worth will be net of personal property and closely held securities, including ownership interests in closely held entities.

Net Global Income Available for Global Debt Service means the business net income before interest, depreciation, and amortization expense, plus personal income of the Guarantor adjusted for depreciation, taxes, and living expenses. Interest Expense and Principal Maturities will include the sum of all annual principal and interest due on business and personal debt.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Operating Leases means leases that are not Capital Leases; defined as a lease in which the entity does not assume the risks of ownership of the property, plant, and equipment (PP&E). It is an agreement conveying the right to use property for a limited time in exchange for periodic rental payments.

Rent and Lease Expense means, all amounts paid under any Operating Leases or other lease or rental agreement (other than obligations under Capital Leases) during the period in question.

Income Tax Expense means for any period any and all income taxes accrued, paid, or owed to any governmental body (e.g. local, state, or national) for such period.

Non Discretionary Dividends means for any period all dividends or other distributions made by the Borrower or any of its subsidiaries with respect to any of its stock, preferred stock, membership units, or other similar representation of ownership interest to which the Borrower or its subsidiary is required to make for such period, which includes but not limited to income tax liabilities.

Gross Income means for any period Net Sales minus cost of goods sold for such period.

Gross Sales means for any period the total sales for such period.

Net Operating Income means Gross Income less operating expenses including depreciation and amortization expense (but excluding Interest Expense and Income Tax Expense).

Net Sales means for any period Gross Sales, less the net of returns and discounts allowed, for such period.

Minority Interests means ownership interests (e.g. stock or membership units) in the Borrower that aggregate to less than fifty percent (50%) of all outstanding ownership interests.

Lease Adjusted Funded Debt means Funded Debt plus the Net Present Value of Non-cancelable Leases.

Year over Year Change in Sales (Sales Growth) means for any period the ratio of the total Net Sales for such period to prior period Net Sales.

Net Income Available for Debt Service for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits), plus amounts that have been deducted for (A) depreciation, (B) amortization and (C) Interest Expense for such period.

Recurring Items means the aggregate of items of income and/or expense not otherwise accounted for that are determined by the Lender to be highly likely to continue in the future as suggested by similar figures in historical financial statements.

Subordinated Debt means all Debt owed to a third party individual or lender whereby the applicable third-party subordinates all of its rights pursuant to a written agreement to enforce the Borrower’s obligations to the third-party lender to all of the Lender’s rights to enforce Borrower obligations to Lender.

Trade Accounts Receivable (net) means for any period all accounts receivable from trade net of allowance for debts.

Long Term Debt defined as debt instruments with a maturity principal due date of one year or more in length; including revolving lines of credit, non-revolving lines of credit, notes payable, bonds, loans, capital leases obligations and any other contractual debt instruments. Also includes the portion of long term debt maturing within one year (current portion of long term debt).

Cash means all cash and cash equivalents where cash equivalents are marketable securities with less than one year maturity and any other marketable liquid securities. Cash includes all currency, petty cash, demand deposits, money market deposits and all time deposits or certificates of deposit with a maturity of less than one (1) year. Cash does not include any restricted deposits such as sinking funds.

Liquid Assets means the sum of cash, marketable securities, and the cash value of life insurance.

Net Present Value of Non-cancelable Leases means the net present value of Operating Leases as determined by the Lender based upon Lender’s review of Borrower’s financial statements.

Net Worth means Total Assets less Total Liabilities.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Funded Debt defined as total funded debt outstanding including lines of credit, over-drafts, short-term notes payable, current portion of long term debt, long-term debt and any other contractual debt instruments.

PROHIBITED USES OF PROCEEDS. No portion of the proceeds of this Loan or any Advance shall be used (i) to finance or refinance any commercial paper issued by Borrower, or (ii) in any manner that causes or might cause this Loan or such Advance or the application of such Advance to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the federal Securities Exchange Act.

FEES AND EXPENSES FOR LOAN MODIFICATIONS. Unless prohibited by applicable law or unless it would constitute interest in excess of the maximum rate allowed under applicable law, Borrower agrees to pay upon demand all of Lender’s costs and expenses, including reasonable attorneys’ fees, incurred in connection with any Loan modification, amendment, restatement, supplement, restructuring, waiver or consent relating hereto or thereto, whether or not any such amendment, restatement, supplement, restructuring, waiver or consent is executed or becomes effective.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lender’s costs and expenses, including Lender’s attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Alabama without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Alabama.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in extending Loan Advances, Lender is relying on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement or the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the extension of Loan Advances and delivery to Lender of the Related Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each Loan Advance is made, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Account. The word “Account” means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Borrower (or to a third party grantor acceptable to Lender).

Account Debtor. The words “Account Debtor” mean the person or entity obligated upon an Account.

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf under the terms and conditions of this Agreement.

BUSINESS LOAN AGREEMENT (ASSET BASED)

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Agreement. The word “Agreement” means this Business Loan Agreement (Asset Based), as this Business Loan Agreement (Asset Based) may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement (Asset Based) from time to time.

Borrower. The word “Borrower” means OCEAN BIO-CHEM, INC. and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Borrowing Base. The words “Borrowing Base” mean, as determined by Lender from time to time, the lesser of (1) $6,000,000.00 or (2) the sum of (a) 85.000% of the aggregate amount of Eligible Accounts, plus (b) 50.000% of the aggregate amount of Eligible Inventory.

Business Day. The words “Business Day” mean a day on which commercial banks are open in the State of Alabama.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise. The word Collateral also includes without limitation all collateral described in the Collateral section of this Agreement.

Eligible Accounts. The words “Eligible Accounts” mean at any time, all of Borrower’s Accounts which contain selling terms and conditions acceptable to Lender. The net amount of any Eligible Account against which Borrower may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Lender in writing, Eligible Accounts do not include:

(1)    Accounts with respect to which the Account Debtor is employee or agent of Borrower.

(2)    Accounts with respect to which the Account Debtor is a subsidiary of, or affiliated with Borrower or its shareholders, officers, or directors.

(3)    Accounts with respect to which goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(4)    Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower.

(5)    Accounts which are subject to dispute, counterclaim, or setoff.

(6)    Accounts with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

(7)    Accounts with respect to which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory.

(8)    Accounts of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

(9)    Accounts which have not been paid in full within 120 days from the invoice date, or more than 90 days past the due date. Accounts from Auto Zone and Walmart are permissible up to 180 days past invoice date.

(10)   Bank has not deemed such account ineligible because of reasonable uncertainty about the creditworthiness of the Purchase or because Bank otherwise considers the collateral value thereof to Bank to be impaired or its ability to realize such value to be insecure.

(11)    If the account for West Marine, when combined with the total of other Eligible Accounts of the Purchaser, exceeds forty percent (40%) of the Eligible Accounts of Borrower at such time, the account will be ineligible to the extend of such excess. from the invoice date.

Eligible Inventory. The words “Eligible Inventory” mean, at any time, all of Borrower’s Inventory as defined below, except:

(1)    Inventory which is not owned by Borrower free and clear of all security interests, liens, encumbrances, and claims of third parties.

(2)    Inventory which Lender, in its sole discretion, deems to be obsolete, unsalable, damaged, defective, or unfit for further processing.

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Loan No: 00230296030000000999	(Continued)	Page 15

(3)    Work in progress.

Environmental Laws. The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Expiration Date. The words “Expiration Date” mean the date of termination of Lender’s commitment to lend under this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan. including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics. may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws, The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower Is responsible under this Agreement or under any of the Related Documents.

Inventory. The word “Inventory” means all of Borrower’s raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrower now has or hereafter acquires any right, whether held by Borrower or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of Borrower’s custody or possession and all returns on Accounts.

Lender. The word “Lender” means REGIONS BANK, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

Note. The word “Note” means the Note dated August 31, 2017 and executed by OCEAN BIO-CHEM, INC. in the principal amount of $6,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

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Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrower to Lender. (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens” (5) liens and security Interests which, as of the date of this Agreement, have been disclosed to and approved by the Lender In writing; and (6) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.

Primary Credit Facility. The words “Primary Credit Facility” mean the credit facility described in the Line Credit section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments. agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust. conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT (ASSET BASED) AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT (ASSET BASED) IS DATED AUGUST 31, 2017.

THIS AGREEMENT IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS AGREEMENT IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

BORROWER:

OCEAN BIO-CHEM, INC.

By:	/s/ Jeff Barocas	(Seal)
JEFF BAROCAS, CFO of OCEAN BIO-CHEM, INC.

LENDER:

REGIONS BANK

By:	/s/ Draper L. Stanford	(Seal)
Authorized Signature